AGREEMENT TO PURCHASE AND SELL

     This Agreement to Purchase and Sell is made as of the 11th day of October, 1996, by and between:

     ENSCO  OFFSHORE  COMPANY,   a  Delaware  Corporation,  whose
     address is 2700 Fountain Place,  1445  Ross  Avenue, Dallas,
     Texas, 75202-2792; and

     TRICO MARINE ASSETS, INC., a Delaware Corporation, doing business in the State of Louisiana, whose address is 610
     Palm Avenue, Houma, Louisiana 70364;

who made the following declarations:

                            Article 1
                           Definitions

1. Definitions.As used in this Agreement, the following terms have the meaning herein set forth:

     1.1 "Agreement" means this Agreement for Purchase and Sale.

     1.2 "Business Days" means Monday through Friday inclusive, excluding national holidays.

     1.3 "CERCLA"   means   the   Comprehensive   Environmental
          Response,  Compensation,  and  Liability  Act  of  1980
          (42 U.S.C. 9601 et seq.).

     1.4 "Claim" means any claim, liability, demand, loss, damage, deficiency, litigation, cause of action, penalty, fine, judgment, defense, imposition, fee, lien, bonding cost, settlement, disbursement, penalty, cost or expenses of any and every kind and nature (including without limitation reasonable attorneys fees), whether known or unknown, incurred or potential, accrued, absolute, direct, indirect, contingent or otherwise and whether imposed by strict liability, and consequential, punitive and exemplary damage claims.

     1.5 "Closing" means the closing of the purchase and sale of the Property pursuant to this Agreement.

     1.6 "Closing Date" means the date on which the Closing occurs.

     1.7 "Closing Documents" means the documents to be executed by the Parties at Closing.

     1.8 "Closing Effective Date" shall be 12:01 a.m. central standard time on the date immediately following the Closing Date.

     1.9 "Commitments" means an owner's title policy commitment related to the Real Estate issued by the Title Company dated no earlier than the Effective Date.

     1.10 "Consideration"  means  the sum of One  Million  Five
          Hundred Thousand ($1,500,000) Dollars.

     1.11 "Corporate   Documentation"    means    articles   of
          incorporation, bylaws and corporate resolutions.

     1.12 "Days" refers to calendar days, except as used in "Business Days".

     1.13 "Default" means a breach of any provision of this Agreement by a Party.

     1.14 "Effective Date" is the date on which the last party hereto affixes its signature.

     1.15 "Encumbrance" means any lien, charge, servitude, easement, option, right of first refusal, conditional sales contract, security interest or encumbrance, including liens, charges, security interests, or encumbrances securing payment of Claims or payment of charges for labor, materials, supplies, equipment, rent, or utilities.

     1.16 "Environmental Information" means all records and information concerning all Hazardous Substances, including Medical Waste, used, stored, generated, treated, or disposed of by the Seller, all environmental or safety studies conducted by or on behalf of Seller and all reports, correspondence, or filings to governmental agencies with jurisdiction over Environmental Requirements concerning the compliance of the Property or the operation of the Property with Environmental Requirements.

     1.17 "Environmental    Objections"    means    Purchaser's
          objections to the condition of the Real Estate identified as a result of Purchaser's Environmental Inspection which affect the merchantability of Seller's title or the use of the Real Estate as presently utilized, or is otherwise unacceptable to the Purchaser, in its sole discretion.

     1.18 "Environmental   Requirements"   means   all   State,
          federal, local, municipal, parish, and regional laws, statutes, rules, regulations, ordinances, codes, permits, approvals, plans, authorizations, concessions, investigation results, guidance documents; all legislative, judicial, and administrative judgments, decrees, orders, rules, rulings, and regulations; and all agreements and other restrictions and requirements in effect on or prior to the Closing Date, of any Governmental Authority, including, without limitation, federal, state, and local authorities, relating to the regulation or protection of human health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, processing, release, discharge, emission, use, remediation, transportation, handling, or other management of industrial, gaseous, liquid or solid waste, hazardous waste, Medical Waste, hazardous or toxic substances or chemicals, or pollutants. The term shall specifically include, without limitation, the regulations of the federal Public Health Service and Department of Transportation concerning the transport of etiologic agents or similar agents, the regulations of the Nuclear Regulatory Commission concerning radioactive materials and waste, the regulations of the
          Occupational Safety and Health Administration, and including without limitation the following environmental laws: The Clean Air Act (42 U.S.C.A.
          1857); the Federal Water Pollution Control Act (33 U.S.C. 1251); the Resource Conservation and Recovery Act of 1976, (42 U.S.C. 6901); CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub.L. 99-499, 100 Stat. 1613); the Toxic
          Substances Control Act (15 U.S.C. 2601, the Clean Water Act (33 U.S.C. 1251); the Safe Drinking Water Act (42 U.S.C. 30); the Occupational Safety and Health
          Act   (29   U.S.C.  651);  the  Federal   Insecticide,
          Fungicide, and Rodenticide Act (7 U.S.C. 135); the Louisiana Environmental Quality Act (La. R.S. 30:2001); and the Louisiana Air Quality Regulations (La. C. 33:III.2595) including any amendments or extensions thereof and any rules, regulations, standards or guidelines issued pursuant to or promulgated under any of the foregoing.

     1.19 "Escrow  Agent" means Baronne Title Co., Inc.,  d/b/a
          Title  Insurance   Services  as  agent  for  the  Title
          Company, or other such person as mutually agreed to by the Parties as escrow agent.

     1.20 "Existing Environmental Reports" means the "Report of Phase I Environmental Assessment and Limited Site
          Investigation Penrod Drilling Property Houma, Louisiana" dated September 1991 and the "Report of Phase II Environmental Assessment and Limited Site Investigation Penrod Drilling Property Houma, Louisiana" dated June 1992, each prepared for Penrod Drilling Corporation by G& E Engineering, Inc. (individually and collectively).


     1.21 "Governmental Authority"  means  any  federal, state, parish, regional, or local government, political subdivision, any governmental agency, department, authority, instrumentality, bureau, commission, board, official, or officer, any court, judge, examiner, or hearing officer, any legislative, judicial, executive, administrative, or regulatory body or committee or official thereof or private accrediting body.

     1.22 "Governmental   Regulation"   means  laws,  statutes,
          codes, acts, ordinances, orders, judgments, decrees, writs, injunctions, rules, regulations, restrictions, permits, plans, authorizations, concessions, investigation reports, guidelines, and requirements or accreditation standards of any Governmental Authority including without limitation, Environmental Requirements.

     1.23 "Hazardous  Substance"  means   (a)   any  "hazardous
          substance" as defined in 101(14) of CERCLA or any regulations promulgated thereunder; (b) petroleum and petroleum by-products; (c) asbestos or asbestos-containing material ("ACM"); (d) polychlorinated biphenyls; (e) urea formaldehyde foam insulation;
          (f) Medical Waste; or (g) any additional substances or materials which at any time are classified, defined or considered to be explosives, corrosive, flammable, infectious, radioactive, mutagenic, carcinogenic, pollutants, hazardous or toxic under any of the Environmental Requirements.

     1.24 "Incorporated   Equipment"    means    the   Seller's
          equipment,   apparatus,   engines,  motors,  machinery,
          and appliances which have been permanently attached to and become component parts of the Real Estate.

     1.25 "Indemnified Party" means the Party entitled to indemnification pursuant to this Agreement.

     1.26 "Indemnifying Party" means the Party obligated to provide indemnification pursuant to this Agreement.

     1.27 "IRC" means the Internal Revenue Code of 1986, as amended, and any and all regulations and rulings promulgated thereunder.

     1.28 "Keys" means all keys, computerized entry cards, and electronic or computerized access codes and passwords which provide entry to the Real Estate or any part thereof or which are used in connection with the Real Estate and the Incorporated Equipment, each such key, card, code, and password to be properly identified by Seller.

     1.29 "Other Parties" means any Person other than a Party.

     1.30 "Party" or "Parties" means Seller and Purchaser, individually and collectively.


     1.31 "Permits" means all of Seller's right, title and interest in and to permits, licenses, certificates of need, certificates of exemptions, authority and/or grants affecting the Real Estate, including, without limitation, all consents, approvals and authorizations issued by any Governmental Authority to conduct and maintain the Real Estate as it is currently operated by Seller.

     1.32 "Person"  means   all   juridical   persons,  whether
          corporate or natural, including individuals, firms, trusts, corporations, associations, joint ventures and partnerships.

     1.33 "Property" means the Real Estate, the Incorporated Equipment, the Real Estate Documents, and such other rights, interest, and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Seller to Purchaser.

     1.34 "Purchaser" means Trico Marine Assets, Inc. and/or its successors and assigns.

     1.35 "Purchaser  Group"  means  the  Purchaser   and   its
          representatives, agents, servants, licensees, servants,
          officers,   consultants,   attorneys   and   employees,
          individually and collectively.

     1.36 "Purchaser's   Inspections"  means  the  inspections,
          review, observations, studies, examinations, probes and research conducted by Purchaser in connection with the Title Commitment, Survey, Environmental Inspection and/or Soil Tests, individually and collectively, all of the foregoing as provided for in Article 8.

     1.37 "Purchaser's   Objections"  means  the  Environmental
          Objections, Survey Objections, and Title Objections, individually and collectively.

     1.38 "Purchaser's   Obligations"   means  the  agreements,
          covenants, conditions, terms, and provisions to be performed by Purchaser under this Agreement, and the representations made by Purchaser in this Agreement, all of which terminate as of and do not survive the Closing.

     1.39 "Purchaser Violations" means any failure to comply with or violation of, any Purchaser Obligation.

     1.40 "Real Estate" means all of Seller's right, title and interest in and to:

          a. The 62.545 acre tract situated in the NW quarter of Section 12, Township 17 South, Range 17 East,
               Terrebonne Parish, Louisiana, more fully described on Exhibit "A" attached hereto;


               together with all of the improvements thereon;

          b.   All    fixtures,   equipment   and   appurtenances
               pertaining    thereto,    particularly,    without
               limitation, the Incorporated Equipment;

          c. Any rights, title and interest of Seller, if any, in and to adjacent streets, roads, alleys and rights of way;

          d. All the rights, ways, privileges, servitudes, and advantages belonging or in anywise appertaining to such land, buildings, improvements, other real property and the Incorporated Equipment; and

     1.41 "Real Estate Documents" means all contracts, agreements and documents existing as of the Effective Date and as of the Closing Date and relating to the construction of any improvements comprising a part of the Real Estate (including any and all environmental audits, soil tests, termite reports, appraisals, construction specifications, drawings, architectural, mechanical, electrical and other engineering plans and specifications and related data, surveys, tests, reports, bonds and governmental approvals), or to the maintenance of the Real Estate.

     1.42 "Real Estate Taxes" means real property taxes, impositions, and currently due installments of assessments, general, special or otherwise, specifically imposed upon the Real Estate. Real Estate Taxes exclude federal, state or local income taxes; franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes; penalties or interest for late payment of Real Estate Taxes; and taxes assessed against trade fixtures or personal property placed by the Seller on the Real Estate.

     1.43 "Remediation" means any and all costs incurred due to any investigation of the Property or any remediation, response, cleanup, removal, or restoration required by any Governmental Regulation, Governmental Authority or by Environmental Requirements.

     1.44 "Seller" means ENSCO Offshore Company.

     1.45 "Seller Group" means Seller, its contractors, representatives, licensees, agents, servants, employees, customers and any other Person for whom Seller is responsible, individually and collectively.

     1.46 "State" means the State of Louisiana.

     1.47 "Survey" means the survey map more fully described on Exhibit "B" attached hereto.

     1.48 "Survey Objections" means Purchaser's objections to the Survey which affect the merchantability of Seller's title or the use of the Real Estate as presently utilized.

     1.49 "Tank Systems" means aboveground or underground storage tank systems.

     1.50 "Title Agent" means Baronne Title Insurance Co., Inc., d/b/a Title Insurance Services.

     1.51 "Title  Company"  means  First American Title Insurance
          Company.

     1.52 "Title Objections" means Purchaser's objections to the condition of title as set forth in the Commitments which affect the merchantability of Seller's title or the use of the Real Estate as presently utilized.

     1.53 "Transaction   Escrow   Agreement"  means  the   Escrow
          Agreement to be entered into among Seller, Purchaser and Escrow Agent pursuant to Article 10, the form of which is attached hereto as Schedule 2.

     1.54 "Transaction Escrow Deposit" means the sum of Fifty Thousand ($50,000) Dollars to be deposited with Escrow Agent on the Effective Date by Purchaser and held in accordance with the provisions of the Transaction Escrow Agreement.


                            Article 2
                        Purchase and Sale

     2.1 Sale of Property. At the Closing, Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Property for the Consideration paid in accordance with the terms of this Agreement.

     2.2 Payment of Consideration. The Consideration shall be due and payable at Closing by wire transfer of immediately available federal funds or as Seller shall otherwise designate in writing.

     2.3 Apportionment. The actual amount to be paid to Seller at the Closing will be subject to adjustment, based on the apportionments of Real Estate Taxes, and the costs and expenses which the Parties are required to pay at the Closing pursuant to this Agreement, if any.


                            Article 3
                           Liabilities

     3.1  Purchaser  Liabilities.   Notwithstanding  anything  in
this Agreement to the contrary, or in any other agreement or document executed by Purchaser in connection with this Agreement or the transaction contemplated herein, Purchaser Group shall not incur any pecuniary, financial or personal liability or obligation whatsoever, whether known or unknown, accrued, absolute, direct, indirect, contingent or otherwise, for Claims accruing prior to the Closing Date, or which arises after the Closing Date but are based on facts, circumstances, events, or actions of Seller prior to the Closing Date. Purchaser shall have no further obligation to Seller under this Agreement as of the Closing Date, and under no circumstances will Purchaser Group incur any pecuniary charge or financial liability to Seller or any Person claiming by or through Seller with respect to Purchaser's performance under this Agreement, and recovery by any Person for a Purchaser Violation is and shall be limited solely to the Transaction Escrow Deposit.

     3.2 Seller's Liabilities. Notwithstanding anything in this Agreement to the contrary, or in any other agreement or document executed by Seller in connection with this Agreement or the transaction contemplated herein, Seller Group shall not incur any pecuniary, financial or personal liability or obligation whatsoever, whether known or unknown, accrued, absolute, direct, indirect, contingent or otherwise, for Claims accruing after the Closing Date due to Purchaser's actions. Seller shall have no further obligation to Purchaser under this Agreement as of the Closing Date, and under no circumstances will Seller Group incur any pecuniary charge or financial liability to Purchaser or any Person claiming by or through Purchaser with respect to Seller's performance under this Agreement, except for fraud or intentional misconduct.

     3.3 Environmental Liabilities.Notwithstanding anything to the contrary contained herein, Purchaser shall have no liability to Seller in the event a Claim is filed by any third Person against Seller arising out of, or as a result of the environmental condition of, or any environmental hazard or violation on the Real Estate which existed as of the Closing Date.

                            Article 4
                    Representations of Seller

     Seller represents and warrants to the Purchaser as follows:

     4.1 Absence of Undisclosed Claims. Except for Claims which are not material and which are incurred in the ordinary course of business, Seller, as of the date hereof, has no actual knowledge of any Claim related to the Real Estate or Seller's right, power and authority to sell the Real Estate to Purchaser, which is not disclosed in this Agreement or in the Schedules attached thereto, except Claims that are not material individually or in the aggregate to completion of the transactions under this Agreement or the Property to be transferred.

     4.2 Adverse Information. Seller has no actual knowledge of any action by adjacent landowners with respect to the Property.

     4.3 Binding Obligation. This Agreement to the extent permitted by Governmental Authority and Governmental Regulation constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms (except as enforceability may be restricted or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and by general principles of equity).

     4.4 Broker's Fee. Seller has not engaged any real estate agent, broker or consultant other than Patterson Real Estate. Seller is only obligated for the payment of any real estate broker fees or commissions due in connection with this Transaction to Patterson Real Estate in the amount of $90,000.00. Purchaser has not engaged any real estate agent, broker or consultant in connection with this Transaction, and is not obligated for the payment of any real estate broker fees or commissions in connection with this Transaction.

     4.5  Condemnation.   Seller  has  no actual knowledge of any
pending, contemplated, or threatened condemnation or similar proceeding or of any litigation affecting the Real Estate or any part thereof.

     4.6 Corporate Authorization. Seller is the sole owner of the Property, and has full right, power, and corporate authority to execute this Agreement, carry out the transactions contemplated by this Agreement, and perform its obligations under this Agreement. Seller has taken, caused to be taken or shall cause to be taken all necessary, proper and required corporate action to authorize the execution and delivery of this Agreement, and the performance of its obligations under this Agreement. The individuals who have executed this Agreement have the full and legal right, power, and authority to do so on behalf of Seller, and to otherwise act on behalf of Seller in connection with the consummation of the transactions contemplated by this Agreement. Seller's authorization (and the authorization of the individuals executing this Agreement on behalf of Seller) to enter into this Agreement has not been repealed, modified, or amended.

     4.7  Corporate Organization And Good Standing.   Seller is a
Delaware Corporation duly organized, validly existing, and in good standing under the laws of the State, authorized and licensed to conduct business under the laws of the State.

     4.8 Environmental Matters. To the best of Seller's actual knowledge, and except as disclosed in the Existing Environmental Reports, the Real Estate is free of Hazardous Substances (including without limitation asbestos-containing material within the Real Estate, whether friable or non-friable) as of the date of this Agreement. Seller has not received notice of any pending or threatened litigation or administrative investigation or proceeding concerning the Real Estate involving Hazardous Substances or Environmental Requirements.

     4.9  Removal  of  Drums.   Seller  shall  remove  the  drums
presently situated near the rear shed located on the Real Estate prior to the Closing.

     4.10 Parties in Possession.   To the best of Seller's actual
knowledge, there are no parties in possession of any portion of the Real Estate as tenants, possessors or trespassers.

     4.11 Regulatory Approvals. To the best of Seller's actual knowledge, all notices, consents, approvals, authorizations and other requirements prescribed by Governmental Regulation that are necessary for the execution and delivery by Seller of this Agreement and the documents to be executed and delivered by Seller in connection herewith, or are necessary for the consummation of the transactions contemplated hereby, have been obtained or satisfied except for such notices, consents, approvals, authorizations, or other requirements that this Agreement expressly contemplates are to be obtained or satisfied between the date of this Agreement and Closing or thereafter (which Seller shall obtain or satisfy by Closing).

     4.12 Regulatory Violation or Litigation. To the best of Seller's actual knowledge, (a) Seller is not in violation of any Governmental Regulation that has had or will have a material adverse effect on Seller's use of the Property, (b) Seller has not received any notice of noncompliance with any Governmental Regulations that has had or will have a material adverse effect on Seller's use of the Property; (c) no notice from any authority in respect to the suspension, revocation, withdrawal, or termination of any Permit has been issued or given to Seller; and/or (d) Seller has not received notice of any lawsuits, proceedings, Claims or governmental investigations against Seller or against the Property, and Seller has not received notice of any action, suit or proceeding by any Governmental Authority pending which questions the legality or validity of the transactions contemplated by this Agreement.

     4.13 Seller's Actual Knowledge. The Parties hereby acknowledge and agree that references in this Agreement to "Seller's actual knowledge" or "to the best of Seller's actual knowledge" shall be deemed to mean the actual knowledge of Seller, its respective agents, officers, directors, employees and attorneys.

     4.14 Tax  Parcel.   The Real Estate is taxed as separate and
distinct tax parcels, and described on Schedule 3 are real estate tax bills for the Real Estate for the years 1994 and 1995.

     4.15 Tax Status. Seller and all persons holding beneficial interests in the Property are "United States Persons", as defined by Section 1445(f)(3) and Section 7701 (g) of the IRC, and the purchase of the Property by Purchaser pursuant to this Agreement is not subject to the withholding requirements of Section 1445(a) of the IRC.

     4.16 Title to Real Estate. Seller has good and merchantable title to the Real Estate subject to no Encumbrances other than those exceptions to title accepted by Purchaser following its due diligence of the Real Estate. Between the date hereof and the Closing Date, Seller will not create or, using its best efforts, permit to be created any Encumbrances on the Real Estate.

     4.17 Work Performed. Except as set forth on Schedule 4 and other than ordinary maintenance and repair, there is no material construction, renovation, remodeling, or other work that has been commenced within the last twelve (12) months with respect to the Real Estate but has not been completed. No labor has been performed or material furnished for the Real Estate for which the Seller has not heretofore fully paid or for which an Encumbrance can be claimed by any Person.

     4.18 Survival of Representations and Warranties. The representations and warranties set forth in this Article 4 shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, provided, however, no such representations and warranties shall survive the Closing.

                            Article 5
                   Representations of Purchaser

     Purchaser represents to Seller as follows:

     5.1 Binding Obligation of Purchaser. This Agreement, to the extent permitted by Governmental Authority and Governmental Regulation, constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     5.2 Execution and Delivery by Purchaser. On the Closing Date Purchaser shall have taken or caused to be taken all actions necessary to authorize the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement, all approvals, consents, and authorizations required by the applicable laws of the State for the Purchaser to enter into and perform its obligations under this Agreement shall have been obtained and/or complied with, and no further authorization shall be necessary or required for due execution, delivery, or performance by Purchaser of this
Agreement, and Purchaser's authorization to enter into this Agreement shall not have been repealed, or materially altered, modified, or amended.

     5.3 Necessary Action. Subject to Governmental Authorities and Governmental Regulations, Purchaser shall in timely fashion take all actions necessary to enter into this Agreement and to carry out the terms hereof.

     5.4  Status  and Authority of Purchaser.   Purchaser has the
legal right, power and authority to enter into this Agreement, and to perform the obligations imposed upon it under this Agreement.

     5.5 Limitation on Purchaser Representations. All representations of Purchaser under this Agreement are made in good faith to the best of Purchaser's knowledge, information, and belief, and terminates as of and do not survive the Closing Date.


                            Article 6
                       Covenants of Seller

     Seller covenants and agrees with the Purchaser as follows:

     6.1 Access and Information. At all times prior to the Closing Effective Date, Seller shall afford to the Purchaser and its agents, employees and authorized representatives, access, during normal business hours, to the Property, as may be reasonably requested. If this Agreement is terminated prior to Closing for any reason, all such information shall be returned to Seller within five (5) Business Days.

     6.2 Acts Affecting the Real Estate. Seller will refrain from (a) performing any grading or excavation, construction, or removal of improvements to the Real Estate, or making any change or improvements on or about the Real Estate; (b) creating any Encumbrance affecting the Real Estate; and (c) committing any waste or nuisance upon the Real Estate. Seller will maintain the Real Estate in its present condition.

     6.3  Conduct of Business.   During  the  period  between the
execution of this Agreement and the Closing Effective Date, Seller shall conduct the business on the Real Estate in the ordinary course thereof consistent with prior practice.

     6.4 Engineering Plans and Studies. Within five (5) days of the Effective Date, Seller shall make available to Purchaser all engineering plans, blueprints, drawings, surveys and artist's renderings, which Seller has relating to the Real Estate.

     6.5  Notification.     Seller   promptly   will  notify  the
Purchaser of any lawsuits, Claims, administrative actions or other proceedings asserted or commenced against Seller, its officers, trustees of employees involving the Property.


                            Article 7
        Waiver of Warranty as to Condition of Real Estate

     7.1 Waiver of Warranty as to Condition of Real Estate Purchaser acknowledges for Purchaser and Purchaser's successors, and assignees, (i) that Purchaser will be given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, including all Real Estate, the Incorporated Equipment and the Real Estate Documents, either independently or through agents and experts of Purchaser's choosing and (ii) that Purchaser is acquiring the Property based upon Purchaser's own investigation and inspection thereof. SELLER AND PURCHASER AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (BUT SPECIFICALLY EXCLUDING THE WARRANTIES REGARDING TITLE MADE BY IN THIS ACT OF CASH SALE), AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY (BUT SPECIFICALLY EXCLUDING THE WARRANTIES REGARDING TITLE MADE BY IN THIS ACT OF CASH SALE). PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, OR SELLER'S OFFICERS, DIRECTORS OR EMPLOYEES AS TO ANY MATTERS CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTIES REGARDING TITLE MADE IN THE ACT OF CASH SALE), INCLUDING WITHOUT
LIMITATION: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS
IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER;
(3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, PARISH, STATE OR FEDERAL STATUTES, REGULATIONS, CODES OR ORDINANCES. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL BE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURE REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER, ITS OFFICERS, DIRECTORS, OR EMPLOYEES, EXCEPT AS SPECIFICALLY SET FORTH IN THE PURCHASE AGREEMENT, AND THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY ANY PERSON WHOMSOEVER. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF THE SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY, AND PURCHASER ACKNOWLEDGES THAT PURCHASER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION. PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF
THE PROPERTY, IF ANY, AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN SAME ALL AT PURCHASER'S SOLE COST AND EXPENSE.

     7.2  Exception The   waiver  contained  in  Section  7.1  is
subject to Purchaser's disclaimer of liability pursuant to Articles 3 of this Agreement.


                            Article 8
                    Purchaser's Due Diligence

     8.1 Documentation to be Furnished by Seller. Within ten (10) days after the Effective Date, Seller's Group shall furnish Purchasers Group with access to the information in its possession with respect to the Property, including the following documentation to the extent such documentation is in the possession of Seller's Group, provided, however, Seller makes no warranty or representation that such information is in Seller's possession, or that if such information is in Seller's possession, that it can be located:

          a. Plats of survey in Seller's possession reflecting the legal descriptions of the Real Estate and/or showing the location of all improvements located thereon;

          b.   Real Estate Documents;

          c.   All Permits;

          d.   Zoning evidence;

          e. Documents evidencing the authority of Seller to enter into this transaction; and,

          f.   All    other   documents   reasonably    requested
               by Purchaser    which   may   affect   Purchaser's
               acquisition of the Real Estate.


     Purchaser shall have fifteen (15) days from receipt of the above instruments or information to notify Seller in writing of Purchaser's Objections to any of the instruments or information set forth above in this Section. Seller shall have the right, but not the obligation to satisfy Purchaser's objections to Purchaser's satisfaction within ten (10) days after Purchaser gives written notice thereof. If Seller has not cured such Objections within the 10-day period, or elects not to cure Purchaser's obligations, Purchaser may, at its option, terminate this Agreement by giving written notice of termination within seven (7) days after the expiration of Seller's aforementioned ten-day response period. or prior to Closing, whichever is the first to occur. If either of the aforesaid written notices from Purchaser to Seller are not given within the required time, the instruments and information shall be deemed to be acceptable, any objection thereto shall be deemed to have been waived for all purposes, and this Agreement will continue in full force and effect.

     8.2  Title  Commitment.   Purchaser  shall have until thirty
(30) days from the Effective Date to examine title to the Real Estate, obtain the Title Commitment and notify Seller in writing of the Title Objections. The Title Commitment and Title Policy obtained by Purchaser shall be at Purchaser's sole cost and expense.

     8.3 Survey. Purchaser shall have until thirty (30) days from the Effective Date to update the Survey and notify Seller in writing of Survey Objections to the Survey and/or any matters revealed by the Survey. The updated Survey obtained by Purchaser shall be at Purchaser's sole cost and expense.

     8.4 Environmental Inspection. Seller has or will within five (5) days of the Effective Date provided Purchaser with access to the Environmental Information. Seller agrees that the Purchaser shall have the right until forty-five (45) days from the Effective Date to inspect the Environmental Information and the Real Estate and, at the discretion and sole cost of the Purchaser, perform such environmental inspections as Purchaser deems necessary in conducting its due diligence, including subsurface or other invasive investigations, and air monitoring, at or near the Real Estate. Purchaser shall have until forty-five
(45) days from the Effective Date to notify Seller in writing of any Environmental Objections

     Seller understands and agrees that Purchaser and its employees, agents, and representatives may find it appropriate to contact governmental agencies to obtain information from such agency in connection with their analysis of the Environmental Information and as part of their due diligence of the Real Estate, but for no other purpose.

     The reference to the Existing Environmental Reports herein shall not be deemed an acceptance by Purchaser of any information, matter and/or condition referenced therein. Purchaser reserves the right to make any Environmental Objections, including Environmental Objections to information, matters and/or conditions referenced in the Existing Environmental Reports.

     8.5 Inspection Procedure. Purchaser shall make the Purchaser's Inspections in good faith and with due diligence. All title costs, survey fees, inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by Purchaser relating to the Purchaser's Inspections will be solely Purchaser's expense. Seller shall cooperate with Purchaser in all reasonable respects in making the Purchaser's Inspections without cost to Seller. Purchaser shall have the right to remove vegetation situated on the Real Estate in connection with Purchaser's Inspection. Seller hereby reserves the right to have a representative present at the time of making each of Purchaser's Inspections. Purchaser shall notify Seller not less than one (1) Business Day in advance of making any of Purchaser's Inspections. Purchaser agrees to indemnify and hold Seller and its directors, officers and employees harmless, to the extent permitted by Governmental Authority and Governmental Regulation, from any and all Claims of Seller which arise out of or are related to the Purchaser's Inspections and to pay the cost of repair for any damage to the Property (except for the removal of vegetation) in connection with any of Purchaser's Inspection by or on behalf of Purchaser.

     8.6 Curative Work. Seller shall, at its sole cost and expense promptly undertake and use its best efforts to eliminate all of Purchaser's Title Objections which arise out of Seller's acquisition of the Real Estate from Penrod Drilling Company.

     If  Seller  does  not satisfy any one or more of Purchaser's
Objection prior to the Closing Date, Purchaser shall, in its sole discretion, elect to:

          a.   Accept  the   Property   subject   to  Purchaser's
Objection; or

          b. In the case of Title Objections, obtain from Title Company an acceptable endorsement providing affirmative coverage expressly insuring against loss or damage resulting from the Title Objection; or

          c. If Seller elects not to cure any Purchaser's Objection then Purchaser may declare this Agreement terminated, in which event $100.00 shall be paid to Seller by Purchaser as an option fee for the Inspection Period, whereupon the Parties shall have no further rights or obligations hereunder and the Escrow Deposit shall be returned by Escrow Agent immediately to Purchaser.

     8.7 Right to Terminate. Notwithstanding anything in this Agreement to the contrary, on or before November 20, 1996, in the event Purchaser determines as a result of the Purchaser's Inspections that any condition of the Real Estate is deficient in any respect in Purchaser's sole and absolute discretion, Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller prior to the expiration of the period of time granted Purchaser to conduct Purchaser's Inspections, in which event $100.00 shall be paid to Seller by Purchaser as an option fee for the Inspection Period, whereupon, the Parties shall have no further rights or obligations hereunder and the Transaction Escrow Deposit shall be returned immediately to Purchaser.


                            Article 9
         Conditions Precedent to Obligations of Purchaser

     The obligations of the Purchaser under this Agreement are, at the option of the Purchaser (which may be waived specifically in writing by the Purchaser, in whole or in part), subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     9.1 Approval by Counsel. Jones, Walker, Waechter, Poitevent, Carrere & Denegre. L. L. P., as counsel for Purchaser, and counsel for Seller must have approved all matters as to legal form, proceedings, instruments, and documents relating to the transaction contemplated by this Agreement.

     9.2 Execution and Delivery of Closing Documents. Seller shall have executed and delivered each of the Closing Documents to which it is a party.

     9.3 No Changes or Destruction of Property. There shall have been, between the Effective Date and the Closing Effective Date, no material adverse change in the condition of the Property or any casualty loss that cannot be repaired within one hundred twenty (120) days of the date of such loss and the Property shall not have been materially damaged, by fire, flood, casualty, act of God or public enemy regardless of insurance coverage for such damage, which cannot be repaired within one hundred twenty (120) days.

     9.4 No Litigation. No litigation, administrative proceeding, civil sanction, hearing, review, or investigation which restricts Seller's ability to own, operate, or transfer the Property or which seeks an equitable remedy relating to the Property or the operations thereof before the Closing Date shall have been instituted or threatened by any Person or Governmental Authority, which shall not have been resolved prior to Closing by Seller.

     9.5 No Misrepresentation or Breach of Covenants, Representations and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants herein, each of the representations and warranties of Seller contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and there shall have been delivered to the Purchaser a certificate or certificates to that effect, dated the Closing Date and signed on behalf of Seller by the appropriate officer of Seller.

     9.6 Obstructive Proceedings. No suit, pleading, action, or Claim shall have been alleged, filed or instituted by any Person (excluding Purchaser) seeking injunctive relief or damages in a material amount, and no order, decree or judgment shall have been rendered by any Governmental Authority, which seeks to void or would prevent the consummation of, or render it unlawful for, Purchaser to enter into this Agreement; or acquire and/or operate the Property, which shall not have been resolved prior to Closing by Seller after receiving notice thereof.

     9.7 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or Governmental Authority, and no temporary, preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement unenforceable or illegal; and/or (b) otherwise preventing consummation of such transactions, which shall not have been resolved prior to Closing by Seller after receiving notice thereof.

     9.8 Results of Inspections. The results of the Purchaser's Inspections shall be satisfactory to Purchaser or the applicable periods of time to conduct the Purchaser's Inspections shall have expired without written notice of Purchaser's Objections or termination being received by Seller from Purchaser.


                            Article 10
                    Transaction Escrow Deposit

     In consideration of Seller entering into this Agreement, Purchaser has delivered to Escrow Agent, and Seller acknowledges receipt thereof, the Transaction Escrow Deposit. The Transaction Escrow Deposit shall be held in a separate interest-bearing account held by Escrow Agent. In the event the Closing occurs, the Transaction Escrow Deposit shall be returned to the Purchaser pursuant to the terms of the Transaction Escrow Agreement. In the event of a Default by Seller or Purchaser, or in the event of a termination of this Agreement, the Transaction Escrow Deposit shall be treated in accordance with the terms of the Transaction Escrow Agreement.

     The Transaction Escrow Deposit  shall not constitute earnest
money.   Both Seller and Purchaser reserve  the  right  to demand
specific performance.


                            Article 11
                     Closing and Closing Date

     11.1 Closing. Unless the Parties hereto otherwise agree in writing, and subject to the extension set forth in Article 9 of this Agreement, the Closing shall occur on or before November 30, 1996. Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time:

          a. on or prior to the Closing Date by the mutual consent of the Parties; or,

          b.   for a reason otherwise permitted in this Agreement
               which  does   not  constitute  a  Default  by  the
               terminating Party.

Upon any termination as above provided, written notice shall be given to the other Parties, and thereupon this Agreement shall become void and of no effect and there shall be no liability on the part of any Party to any other Party.

     11.2 Place. The Closing shall be held at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre. L. L.
P.,   Suite  500,  8555  United  Plaza  Boulevard,  Baton  Rouge,
Louisiana, or such other place as the Parties may mutually agree.


                            Article 12
                Obligations of Parties at Closing

     12.1 Seller's Obligations to Purchaser at Closing. At the Closing, Seller shall execute, acknowledge, deliver or cause to be delivered to Purchaser, each of which must be in a recordable form satisfactory to Purchaser:

          a. Act of Cash Sale. An Act of Cash Sale to the Real Estate conveying to Purchaser all of Seller's right, title and interest in and to the Real Estate with full warranty as to title subject only to those exceptions which have been accepted by Purchaser in connection with its due diligence of the Real Estate, and with full substitution and subrogation in and to any claims and/or causes of action which Seller has or may have against all preceding owners.

          b. Assignments of Property. Good and sufficient bills of sale, blanket assignments and other instruments of transfer to Purchaser of Seller's right, title, and interest in and to the equipment and other movable property located on the Real Estate with full warranty as to title and with full substitution and subrogation in and to any claims and/or causes of action which Seller has or may have against all preceding owners.

          c. Consents. Any consents of third Persons which are necessary to effectively transfer the Property to Purchaser.

          d.   Possession.  Possession of the Property.

          e. Title Affidavit. An owner's affidavit or affidavits, a copy of which is attached hereto as Exhibit "C",and owner's policy of title insurance together with such other evidence as may be required by the Title Company insuring Purchaser's full ownership title to the Real Estate, which
               affidavits  or  other  documentary  evidence,   if
               required, shall be in form and substance satisfactory to the Title Company and sufficient to cause the Title Company to issue an owner's policy on the Real Estate without standard exceptions, including matters of survey and mechanic's liens (all at Purchaser's cost and expense).

          f. Original Permits. The originals of all Permits to the extent such are in the possession of Seller's
               Group.

          g.   Non  Resident  Certificate.   A  certificate  made
               under penalty of perjury by Seller stating that Seller is not a foreign Person as defined by the IRC.

          h.   1099 Information.   Any  information in connection
               with the conveyance of the Real Estate by the Seller required by the IRC in connection with the preparation and filing of Treas. Form 1099.

          i.   Additional  Documentation.   All  documents  to be
               provided by Seller to Purchaser as reasonably required by any other provision of this Agreement.

          j. Resolution. A certified copy of a resolution of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and any other documents required to be executed by Seller at the Closing, as set forth herein.

          k. Certificate of Good Standing. A certificate of good standing for Seller issued by the Secretary of State of the State of Delaware and dated within five (5) days prior to the Closing Date.

          l.   Seller's Counsel's Opinion.  An opinion of counsel
               for Seller for the benefit  of  Purchaser  and its
               counsel   in   form   and   substance   reasonably
               satisfactory to Purchaser opining that:

               (1) Seller is a Corporation duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State; and has all requisite corporate power and authority to enter into and perform the agreements executed by Seller pursuant to the Agreement to Purchase and Sell and to carry out the transaction contemplated thereby;

               (2) All requisite and necessary actions on the part of Seller have been duly taken and had as to fully authorize Seller to enter into the Closing Documents and that the Closing Documents to the extent permitted by Governmental Authority and Governmental Regulation are binding upon and enforceable against the Seller in accordance with their respective terms (except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or other debtor relief laws in effect at the time of the Closing); and,

     12.2 Purchaser's Obligations to Seller at Closing. On the Closing Date, Purchaser shall deliver to Seller:

          a. Funds. A wire transfer of immediately available funds payable to Seller or its order in the amount of the Purchaser Consideration.

          b.   Additional Documentation.   All  documents  to  be
               provided by Purchaser to Seller as reasonably required by any other provision of this Agreement.

     12.3  Adjustments, Apportionments and Closing Expenses:

          a. Closing Expenses. Seller and Purchaser shall each bear their respective costs and expenses incurred or to be incurred in negotiating and preparing this Agreement. Purchaser shall bear the cost of preparing and recording the documents of transfer of the Property.

          b. Allocation of Expenses. Real Estate taxes for the current year and personal property taxes, if any, shall be apportioned between Seller and Purchaser as of Closing Effective Date (except as otherwise provided in this Agreement) provided, however, that if the current year's assessment is not available at the time of Closing, the apportionment shall be based upon the most recent assessment available and shall be corrected so as to be accurate with monetary adjustment made within thirty (30) days after actual taxes are known.

          c. Seller's Prior Obligations. Seller agrees to pay or cause to be paid, in full, all expenses, charges, bills or trade accounts maintained or incurred in connection with the ownership of the Real Estate, the period prior to the Closing Date, and all sales taxes, excise taxes, payroll taxes, withholding taxes or other taxes collected or payable by Seller, or its agents, in connection with the ownership of the Real Estate for or during said period.

                            Article 13
                             Default

     13.1  Breach by Seller.

          a. Prior to Closing, if Seller Defaults in the due and timely performance of any of the terms to be performed by Seller hereunder, makes any misrepresentation or is unable or unwilling to consummate the sale of the Property, for any reason except Purchaser's Default or the termination of this Agreement pursuant to any of the termination provisions hereof, Purchaser may obtain a refund of the Transaction Escrow Deposit from the Escrow Agent pursuant to the terms of the Transaction Escrow Agreement and then, at its option, may

               (1) terminate this Agreement by written notice to Seller; or

               (2) may enforce specific performance of this Agreement

     If Purchaser successfully enforces specific performance of this Agreement and acquires the Property, Purchaser shall be entitled to all of its rights under this Agreement.

     13.2  Breach  by Purchaser.  If Purchaser Defaults in the due
and  timely  performance   of   any  of  Purchaser's  obligations
hereunder, the conditions to Purchaser's obligations set forth in this Agreement having been satisfied and Purchaser's being in Default and Seller not being in Default hereunder, Seller may:

          a. terminate this Agreement by written notice to Purchaser and obtain payment of the Transaction
               Escrow Deposit in accordance with the terms of the Transaction Escrow Agreement; or


          b.   may   enforce   specific   performance   of   this
               Agreement.

     If Seller successfully enforces specific performance of this Agreement and sells the Property, Seller shall be entitled to all of its rights under this Agreement.


     13.3 Waiver. No delay or omission in the exercise of any right or remedy accruing to one Party upon any breach by another Party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Party of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. Except as specifically excepted in this Agreement, all rights, powers, options, or remedies afforded to any Party either hereunder or by law shall be cumulative and not alternative and the exercise of one right, power, option or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law.

                            Article 14
            Waiver of Liens and Resolutory Conditions

     Notwithstanding anything in this Agreement to the contrary, it is Seller's intention that no vendor's lien, and/or privilege, mortgage, resolutory condition, right of recision nor stipulation for the benefit of a third party (other than Purchaser's and Purchaser's assignees and designees), shall be created by this Agreement or the assumption of any obligation referred to in this Agreement; and, should any be deemed to have been created, they are hereby expressly released, renounced, waived and abandoned.

                            Article 15
                          Miscellaneous

     15.1  Delay  or  Omission.   No  delay  or  omission  in  the
exercise of any right or remedy accruing to any Party upon any breach by any other Party under this Agreement shall impair such right or remedy or be construed as a waiver of any breach theretofore or thereafter occurring. The waiver of any condition or the breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

     15.2  Approval  of  Documents.   Any  document required to be
prepared, executed and delivered in connection with the Closing shall be in form reasonably satisfactory to Seller and Purchaser and their respective counsel.

     15.3 Risk of Loss. The risk of loss or damage to the Property or any part thereof by fire or other casualty shall from the date hereof until the Closing Date be borne by Seller.

     15.4 Notices. All notices or other communications required or permitted hereunder shall be in writing, shall be delivered personally or sent by certified mail or by an overnight delivery service that operates on a nationwide basis, and routinely issues receipts, and shall be considered given upon the earlier of actual receipt or forty-eight (48) hours after mailing postage prepaid. All such notices shall be addressed as follows:

     IF TO PURCHASER:

          TRICO MARINE ASSETS, INC.

          610 Palm Avenue     Post Office Box 1620
          Houma, LA 70364    and Houma, LA 70361

               ATTN:


          WITH A COPY TO:

          William B. Master
          Jones, Walker, Waechter,  Poitevent, Carrere &
           Denegre L.L.P.
          Place St. Charles Avenue
          New Orleans, Louisiana 70170-5100

               and

          Charles A. Landry
          Jones, Walker, Waechter, Poitevent, Carrere &
            Denegre L.L.P.
          Suite 500
          8555 United Plaza Boulevard
          Baton Rouge, Louisiana 70809

     IF TO SELLER:

          ENSCO OFFSHORE COMPANY
               2700 Fountain Place
          1445 Ross Avenue
          Dallas, TX 75202-2792

          ATTN: William S. Chadwick, Jr.

          WITH COPIES TO:

          Albert G. McGrath, Jr.
          2700 Fountain Place
          1445 Ross Avenue
          Dallas, TX 75202-2792


or to such other addresses as the parties may specify in writing.

     15.5 Further Assurances. Following the Closing, each of the Parties will take such further actions and execute and deliver such additional documents and instruments as may be reasonably requested by any other Party in order to perfect and complete the purchase and sale of the Property as set forth herein, and the other transactions specifically contemplated herein.

     15.6 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the Parties which are entitled to the benefit thereof but only by a written notice
signed  by  the  Parties  waiving such terms or conditions.   The
waiver of any term or condition shall not be construed as a waiver of any other term or condition of this Agreement.

     15.7 Amendment of Agreement. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Seller and by the Purchaser.

     15.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

     15.9 Partial Invalidity. If any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     15.10  Successors  and  Assigns.   This  Agreement  shall  be
binding upon and inure to the benefit of the Parties, their respective successors, assignees and designees.

     15.11 Execution  in  Counterparts.   This Agreement  may  be
executed simultaneously in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     15.12 Titles and Headings. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

     15.13 Schedules. The annexed Schedules shall be construed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any fact disclosed on one Schedule hereto shall be deemed to be disclosed on each other applicable Schedule. Seller shall have the right to update each Schedule, except as hereinbelow described, not more than two
(2) Business Days prior to Closing, which updated Schedule shall be subject to the Purchaser's approval.

     15.14  Entire  Agreement.   This  Agreement,   including  the
Schedules annexed hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof.

     15.15 Expiration.   Notwithstanding  anything  else  in  this
Agreement to the contrary, if the Closing has not occurred by December 30, 1996, Seller or Purchaser shall have the right at any time thereafter and prior to the Closing by delivery of ten
(10) days written notice to the other Party to terminate the Agreement, provided, however, that the noticing party is not then in material breach of any terms or provisions of this Agreement, or if the noticing party is in material breach of any terms and conditions of this Agreement, then the other parties also must be in material breach of the terms or conditions of this Agreement in order to terminate the Agreement.

     15.16 Litigation Expenses. If a Party litigates (a) any provision of this Agreement; (b) the subject matter of this Agreement; or (c) to enforce any warranty, representation or covenant of this Agreement, the Parties hereto agree that the unsuccessful litigant shall pay to the successful litigant all of its reasonable attorneys fees; provided, however, A Party shall be considered the successful litigant if such Party:

          a. obtains substantially (which shall include any damage judgment in its favor although in a lesser amount than it sought) the relief it sought or successfully defends its position, in either case, solely through a judgment;

          b.   it did not initiate  the  litigation and the other
               Party withdraws its action without substantially obtaining the relief it sought; or

          c.   it did not initiate the litigation and judgment is
               entered    for    either    Party,   but   without
               substantially granting the relief sought.

     15.17 Rules of Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivision of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments; (h) references to Persons include their respective successors and assigns to the extent successors or assigns are permitted or not prohibited by the terms of this Agreement; (I) "or" is not
exclusive;  (j)  provisions   apply   to  successive  events  and
transactions; (k) references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release, or expiration; (l) references to mail shall be deemed to refer to first-class mail, postage prepaid, unless another type of mail is specified; (m) all references to time shall be to Baton Rouge, Louisiana time; (o) references to specific persons, positions, or officers shall include those who or which succeed to or perform their respective functions, duties, or responsibilities; (o) the terms "herein", "hereunder", "hereby", "hereof," and any similar terms refer to this Agreement as a whole and not to any particular articles, section or subdivision hereof; and the term "heretofore" means before the Effective Date, the term "now" means at the Effective Date, and the term "hereafter" means after the Effective Date; and (p) all Parties have been actively involved in drafting this document and no provision hereof shall be construed in favor of or against any Party on the basis of such Party's role in drafting that particular provision.

     15.18 Time is of Essence. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

WITNESSES AS TO SELLER:            SELLER

                                   ENSCO Offshore Company
  /s/ witness
______________________________     By:   /s/ Willaim S. Chadwick, Jr.
                                       _______________________________
  /s/ witness                           William S. Chadwick, Jr.
_______________________________         Vice President



     Signed  by  Purchaser in Houma, Louisiana, on October 11, 1996.

WITNESSES AS TO PURCHASER:         PURCHASER:

                                   TRICO MARINE ASSETS, INC.
  /s/ witness
_______________________________         /s/ Thomas E. Fairley
                                   By:_______________________________
  /s/ witness                           Thomas E. Fairley
-------------------------------           President and
                                        Chief Executive Officer


Schedule 1 - Intentionally omitted
Schedule 2 - Transaction Escrow Agreement
Schedule 3 - Tax Parcel Information
Schedule 4 - Work Performed
Exhibit "A" - Legal Description
Exhibit "B" - Description of Survey
Exhibit "C" - Seller's/Owner's Affidavit




                            SCHEDULE 1

                      Intentionally Omitted




                            SCHEDULE 2

                   Transaction Escrow Agreement




                            SCHEDULE 3

                      Tax Parcel Information




                            SCHEDULE 4

                          Work Performed




                           Exhibit "A"

                  Legal Description of Property




                           Exhibit "B"

           Survey prepared for Penrod Drilling Company
                  by T. Baker Smith & Son, Inc.
               dated 5/8/91, revised as of 5/21/91




                           Exhibit "C"

FATIC-012
(12/1/88)
               SELLER'S/OWNER'S AFFIDAVIT

State  of _____________________________  County/Parish
of _______________________

     I,                                            we,
____________________________________________________
being first duly sworn, on oath depose and state that I, we, own the following described property:

         See Exhibit "A" attached hereto and made a part hereof

     I/We have owned the property  now  being sold  by
me  continuously  for ________________ years,  and  my
enjoyment thereof has  been  peaceable and undisturbed
and  the  title  to  said  property   has  never  been
disrupted to the best of my actual knowledge, nor do I have actual knowledge of any facts by reason of which the title to, or possession of, said property might be disputed or by reason of which any claim to any of said property might be asserted adversely to me, and more particularly, to the best of my knowledge and except as disclosed:

     1. No party other than the Seller(s)/Owner(s) is in possession of all or any portion of the premises above described under any unrecorded leases, tenancy at will or otherwise.

     2. The Seller(s)/Owner(s) during the time of ownership of the premises above described has/have conveyed no portion of the premises nor done any act or allowed any act to be done which has changed the boundaries of the premises.

     3. The Seller(s)/Owner(s) has/have allowed no encroachments on the premises above described by any adjoining land owners nor has/have the undersigned encroached upon the property of adjoining land owners.

     4. The Seller(s)/Owner(s) has/have allowed no easements, rights of way, continuous driveway usage, drain, sewer, water, gas or oil pipeline or other rights of passage to others over the premises above described and has/have no knowledge of such adverse rights.

     5.   The Seller(s)/Owner(s),  at present, and for
a   period  of  70  days  past,  has/have  caused   no
construction, erection, alteration or repairs of any structures or improvements on the premises above cited to be done, nor has/have contracted for any material to be delivered to the premises for which charges therefor remain unpaid.

     6.   The Seller(s)/Owner(s) has/have no knowledge
of any highways, abandoned roads,  lanes,  cemetery or
family   burial  grounds,  springs,  streams,  rivers,
ponds, or lakes bordering or running through said premises.

     7.   The undersigned has no knowledge  of any due
taxes or special assessments.
     8.   The undersigned has not allowed and knows of
no   violation   of   any   covenants,   restrictions,
agreements, conditions or zoning ordinances affecting the premises.

     9. There are no pending suits, proceedings, judgments, bankruptcies, liens or executions against said owner relating to the property, either in the aforesaid county/parish or any other county/parish in the aforesaid state.

     This  affidavit is given to induce FIRST AMERICAN
TITLE INSURANCE COMPANY, a California corporation, to issue its title insurance policy or policies without exception to claims of materialmen's and laborers' liens, survey matters, special assessments and rights of parties in possession.




_______day      of     ___________________,      1996.
_______________________________________
                                        Seller/Owner
of Property

_______________________________________
                              Notary Public

My commission expires: ____________________